Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

May 12, 2025

www.encoreuranium.com

enCore Energy Reports Q1 2025 Financial Results, Highlighted by Reduced Uranium Extraction Costs

May 12, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy CompanyTM, today announced its financial and operational results for the three months ended March 31, 2025.

Highlights for Three months ended March 31, 2025 Include:

•	Total of 130,015 pounds of uranium (“U3O8”) extracted and processed at a cost of $36.11 per pound;

•	Delivery of 290,000 pounds of U3O8 into sales contracts at an average price of $62.89 per pound;

•	Cost of pounds delivered from inventory of $62.97 per pound;

•	In addition to sales of 290,000 pounds, 29,126 pounds of U3O8 were transferred to the account of Boss Energy Ltd, the 30% JV partner at the Alta Mesa Project;

•	U3O8 inventory at quarter-end totaled 153,058 pounds at a cost of $40.39 per pound;

•	$12.2 million cash repayment of uranium loan resulting in negative operating cash flow of $7.7 million;

•	Cash and equivalents of $29.7 million and working capital of $35.7 million at end of quarter;

•	Net loss per share of $0.13, compared to $0.04 per share in Q1 2024, primarily due to:

•	Increased exploration and extraction activity in 2025 related to wellfield installations; and;

•	The mark to market loss on the fair value of marketable securities held of over $9.0 million due to unfavorable market conditions.

Total Costs of U3O8 Sold in Q1-2025

	Pounds U3O8		Cost in ‘000	Cost/pound
Total Cost of all Pounds		290,000	$18,262	$62.97
[1]Purchased		216,289	$14,900	$68.89
Extracted total cost		73,711	$3,362	$45.62
Extracted	[2]cash cost		$2,304	$31.26
	[3]non-cash cost		$1,058	$14.36

[1]-	lower of actual cost or market price as of end Q1-2025
[2]-	cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations
[3]-	non-cash costs of extracted pounds related to cost of goods sold is an insight into additional expenses that impact overall costs and include depletion and certain sales related fees

Inventory Remaining on Hand (end Q1-2025)

	Pounds U3O8		Cost in ‘000	Cost/pound
Total Cost of Inventory		153,058	$6,182	$40.39
[1]Purchased		28,711	$1,717	$59.80
Extracted total cost		124,347	$4,465	$35.91
Extracted	[2]cash cost		$2,859	$22.99
	[3]non-cash cost		$1,606	$12.91

[1]-	lower of actual cost or market price as of end Q1-2025
[2]-	cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations
[3]-	non-cash costs of extracted pounds related to cost of goods sold is an insight into additional expenses that impact overall costs and include depletion

The Company has filed its first quarter Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”) today, which includes the Company’s consolidated financial statements, for the three months ended, March 31, 2025, and the related notes and financial results.

Investor Information

enCore’s interim financial statements, including the accompanying Management’s Discussion and Analysis , are available in the Company’s Quarterly Report on Form 10-Q, to be filed with the SEC. The report can be accessed at www.sec.gov and on enCore’s investor relations page at www.encoreuranium.com

Technical Disclosure and Qualified Person

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Manager of Geology and Exploration, and a Qualified Person under Canadian National Instrument 43-101 and S-K 1300, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple central processing plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

enCore operates the 100% owned and operated Rosita CPP in South Texas and the 70/30 joint venture with Boss Energy Ltd. with enCore remaining the project manager.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “expects”, “plans”, “believes”, “intends”, “continue”, “potential”, “remains”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, our development plans, our future extraction plans and our commitment to working with local communities and indigenous governments to create positive impact from corporate developments should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, annual information from and MD&A. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this press release are total cost of extracted pounds, uranium cost per extracted pound, total cost of extracted inventory and uranium cost per extracted pound in inventory. Total cost of extracted pounds is the cost of sales less the cost of sales of purchased goods, which includes the aggregate purchase price of uranium sourced from purchased uranium. Uranium cost per extracted pound is the total cost of extracted pounds divided by the pounds of uranium extracted during the period. Total cost of extracted inventory is inventory less purchased uranium inventories. Uranium cost per pound of extracted inventory is the total cost of extracted inventory divided by pounds of extracted inventory. We consider the total cost of extracted pounds, uranium cost per extracted pound total cost of extracted inventory and uranium cost per pound of extracted inventory, including allocations of cash and non-cash costs, in evaluating the efficiency and cost-effectiveness of the Company’s extraction operations and overall cost structure. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for reported results under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies.